UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2016 (November 21, 2016)

PEEKAY BOUTIQUES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-193618	46-4007972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 West Main Street, Suite A Auburn, WA 98001
(Address of principal executive offices)

1-800-447-2993
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On November 21, 2016, Peekay Boutiques, Inc. (the “Company”) received a letter from KLJ & Associates, LLP (“KLJ”) resigning as the Company’s principal accountant to audit the Company’s financial statements.

KLJ’s reports on the Company’s financial statements for the years ended December 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, other than as related to the Company’s ability to continue as a going concern.

During the years ended December 31, 2015 and 2014, and through KLJ’s resignation on November 21, 2016, there were (1) no disagreements with KLJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KLJ, would have caused KLJ to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

The Company furnished KLJ with a copy of this disclosure on November 21, 2016, providing KLJ with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statement made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A letter from KLJ, dated November 22, 2016, is filed as Exhibit 16.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

16.1	Letter from KLJ & Associates, LLP regarding change in certifying accountant

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEEKAY BOUTIQUES, INC.

Date: November 22, 2016	By:	/s/ Lisa Berman
	Name:	Lisa Berman
	Title:	Chief Executive Officer

3

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

16.1	Letter from KLJ & Associates, LLP regarding change in certifying accountant

4